SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   Form 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) April 17, 1997

                  Paine Webber Qualified Plan Property Fund, LP
             (Exact name of registrant as specified in its charter)

     Delaware                       0-17145                      13-3069311
(State or other jurisdiction)    (Commission                   (IRS Employer
    of incorporation              File Number)               Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118


            (Former name or address, if changed since last report)

                                   FORM 8-K
                                CURRENT REPORT

                PAINE WEBBER QUALIFIED PLAN PROPERTY FUND, LP

ITEM 2 - Disposition of Assets

   Harwood Village North Shopping Center, Bedford, Texas

   Disposition Date - April 17, 1997

      On April 17, 1997, Paine Webber Qualified Plan Property Fund, LP sold its wholly-owned operating investment property held for sale, the Harwood Village North Shopping Center (Harwood Village), located in Bedford, Texas, to an unrelated third party for $4,245,000. The Partnership received net proceeds of approximately $4,087,000 after deducting closing costs and other credits to the buyer. This amount compares favorably to the Partnership's original net investment in Harwood Village of $3,964,000. The Partnership acquired the property through foreclosure proceedings under the terms of the mortgage loan secured by Harwood Village on June 19, 1995. Since taking ownership title to Harwood Village, management's goal has been to complete a sale of the property and liquidate the Partnership. At the date of foreclosure, management believed that the fair value of Harwood Village was approximately equal to the aggregate carrying value of the Partnership's land and mortgage loan investments of $3,918,000. Accordingly, the Partnership reclassified such carrying values to investment property held for sale. During fiscal 1996, the Partnership purchased an additional out-parcel of land adjacent to Harwood Village for $46,000 and began to actively market the property for sale.

     On January 2, 1997, a contract was executed to sell the property to a prospective buyer for $4,300,000. Due to potential environmental concerns, the sales contract was amended to allow the buyer additional time to complete due diligence and to secure financing. As part of the amendment, the Partnership agreed to remediate the two contaminated locations identified in a Phase II environmental survey completed as part of the buyer's due diligence. In addition, the Partnership agreed to reduce the purchase price to $4,245,000 in consideration of certain repairs required to the roofs of the buildings on the property. Despite the downward trend in values for retail shopping centers in many markets due to certain consolidations and bankruptcies among retailers which have led to an oversupply of space and the generally flat rate of growth in retail sales, management believed that a sale of the property followed by a liquidation of the Partnership was more favorable than the uncertainties and risks associated with ownership of the property for an extended holding period and was in the best interests of the Limited Partners. As soon as all liquidation-related expenses are paid, the Partnership expects to make a final distribution payment to the Limited Partners of approximately $4,000,000 or $214 per original $1,000 investment.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:


      (1) Purchase and Sale Agreement by and between Paine Webber Qualified Plan Property Fund, LP and ORDA Corporation dated December 23, 1996 and effective January 2, 1997.

      (2) Amendment to Purchase and Sale Agreement by and between Paine Webber Qualified Plan Property Fund, LP and ORDA Corporation, effective February 17, 1997.

      (3) Assignment of Contract of Sale by and between ORDA Corporation and Harwood Village Realty, LTD., dated April 14, 1997.

      (4)   Special   Warranty  Deed  between  Paine  Webber   Qualified  Plan
            Property Fund, LP and Harwood Village Realty, LTD., dated April 16, 1997.

                                   FORM 8-K

                                CURRENT REPORT

                PAINE WEBBER QUALIFIED PLAN PROPERTY FUND, LP



      (5) Bill of Sale by Paine Webber Qualified Plan Property Fund, LP for the benefit of Harwood Village Realty, LTD., dated April 16, 1997.

      (6) Assignment of Leases and Security Deposits by Paine Webber Qualified Plan Property Fund, LP to Harwood Village Realty, LTD., dated April 16, 1997 and April 17, 1997.

      (7) Assignment and Assumption of Intangible Property and Other Rights by and between Paine Webber Qualified Plan Property Fund, LP and Harwood Village Realty, LTD., dated April 17, 1997.

      (8) Closing Statement by and between Paine Webber Qualified Plan Property Fund, LP and Harwood Village Realty, LTD., dated April 17, 1997.

                                   FORM 8-K

                                CURRENT REPORT

                PAINE WEBBER QUALIFIED PLAN PROPERTY FUND, LP




                                  SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                PAINE WEBBER QUALIFIED PLAN PROPERTY FUND, LP
                                 (Registrant)




                            By: /s/ Walter V. Arnold
                                Walter V. Arnold
                                Senior Vice President and
                                Chief Financial Officer







Date:  May 2, 1997

                            AGREEMENT OF PURCHASE

                                   AND SALE

                        dated as of December 23, 1996

                                   between

               PAINE WEBBER QUALIFIED PLAN PROPERTY FUND, LP.,
                       a Delaware limited partnership,

                                  as Seller,

                                     and

                              ORDA Corporation,
                             a Texas corporation,

                                 as Purchaser





                    HARWOOD VILLAGE NORTH SHOPPING CENTER
                                BEDFORD, TEXAS

                              TABLE OF CONTENTS

                                                                        Page

ARTICLES:

I     AGREEMENT; DEFINITIONS; RULES OF CONSTRUCTION                     1
      ---------------------------------------------
        1.1   Agreement                                                 1
              ---------
        1.2   Definitions                                               1
              -----------
        1.3   Rules of Construction                                     1
              ---------------------

II    PURCHASE AND SALE;
      PAYMENT OF PURCHASE PRICE                                         2
      -------------------------
        2.1   Purchase and Sale                                         2
              -----------------
        2.2   Deposit                                                   2
              -------
        2.3   Payment of Purchase Price                                 3
              -------------------------
        2.4   Study Period                                              3
              ------------
            (a)   Term                                                  3
                  ----
            (b)   Property Information                                  4
                  --------------------
            (c)   Environmental Testing                                 4
                  ---------------------
            (d)   Indemnity                                             4
                  ---------
            (e)   Damages                                               4
                  -------
            (f)   Confidentiality as to Tests                           5
                  ---------------------------
            (g)   Repair not a Condition                                5
                  ----------------------
            (h)   AS IS                                                 5
                  -----
            (i)   Title Examination                                     6
                  -----------------
            (j)  Cooperation.                                           7
                 -----------

III   SELLER'S REPRESENTATIONS AND COVENANT                             7
      -------------------------------------
        3.1   Organization and Power                                    7
              ----------------------
        3.2   Authorization and Execution                               7
              ---------------------------
        3.3   Noncontravention                                          7
              ----------------
        3.4   Notices                                                   8
              -------
        3.5   Status of Rent Roll and Leases                            8
              ------------------------------
        3.6   Litigation                                                8
              ----------
        3.7   Bankruptcy                                                8
              ----------
        3.8   Brokerage Commission                                      8
              --------------------
        3.9   Operating Covenants                                       9
              -------------------

IV    PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS             9
      -----------------------------------------------------
        4.1   Organization and Power                                    9
              ----------------------
        4.2   Authorization and Execution                               9
              ---------------------------
        4.3   Noncontravention                                          10
              ----------------
        4.4   Litigation                                                10
              ----------
        4.5   Bankruptcy                                                10
              ----------
        4.6   Brokerage Commission                                      10
              --------------------

V     CONDITIONS AND ADDITIONAL COVENANTS                               10
      -----------------------------------
        5.1   Seller's Deliveries                                       10
              -------------------
        5.2   Representations                                           11
              ---------------
        5.3   Condition of Improvements                                 11
              -------------------------
        5.4   Status of Title                                           11
              ---------------
        5.5   Title Insurance                                           11
              ---------------
        5.6   Possession                                                11
              ----------

VI    CLOSING     11
        6.1   Closing                                                   11
              -------
        6.2   Seller's Deliveries                                       12
              -------------------
        6.3   Purchaser's Deliveries                                    13
              ----------------------
        6.4   Closing Costs                                             14
              -------------
        6.5   Income and Expense Allocations                            14
              ------------------------------
        6.6   Lease Deposits and Fees                                   15
              -----------------------

VII   CONDEMNATION; RISK OF LOSS                                        16
      --------------------------
        7.1   Condemnation                                              16
              ------------
        7.2   Risk of Loss                                              16
              ------------

VIII  TERMINATION RIGHTS                                                17
      ------------------
        8.1   Termination by Purchaser                                  17
              ------------------------
        8.2   Termination by Seller                                     17
              ---------------------
        8.3   Special Provision.                                        17
              -----------------

IX    ACKNOWLEDGMENTS OF PURCHASER                                      18

X     MISCELLANEOUS PROVISIONS                                          18
      ------------------------
        10.1  Completeness; Modification                                18
              --------------------------
        10.2  Assignments                                               18
              -----------
        10.3  Successors and Assigns                                    18
              ----------------------
        10.4  Days18
        10.5  Governing Law                                             19
              -------------
        10.6  Counterparts                                              19
              ------------
        10.7  Severability                                              19
              ------------
        10.8  Costs                                                     19
              -----
        10.9  Notices                                                   19
              -------
        10.10 Incorporation by Reference                                20
              --------------------------
        10.11 Survival                                                  20
              --------
        10.12 No Partnership                                            21
              --------------
        10.13 Time of Essence                                           21
              ---------------
        10.14 Confidentiality                                           21
              ---------------
        10.15 Special Notices.                                          21
              ---------------
        10.16 Binding Nature.                                           21
              --------------
        10.17 Date of Agreement.                                        21
              -----------------

                               List of Exhibits



      Exhibit A   -     Land Description
      Exhibit B   -     Property Information
      Exhibit C   -     Phase II Proposal

                        AGREEMENT OF PURCHASE AND SALE

      THIS AGREEMENT, dated as of December 23, 1996 (the "Agreement"), between PAINE WEBBER QUALIFIED PLAN PROPERTY FUND, LP, a Delaware limited partnership (the "Seller"), and ORDA CORPORATION, a Texas corporation (the "Purchaser"), provides:


                                  ARTICLE I

                AGREEMENT; DEFINITIONS; RULES OF CONSTRUCTION

1.1 Agreement. In consideration of the payment of the Initial Deposit, the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser agree to the provisions of this Agreement.

1.2 Definitions. Except where otherwise indicated, capitalized terms used in this Agreement shall have the indicated meanings set forth on Schedule 1.

1.3 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

      (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

      (b) All references herein to particular articles,  sections,  subsections,
clauses,   schedules  or  exhibits  are   references   to  articles,   sections,
subsections, clauses, schedules or exhibits of this Agreement.

      (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

      (d) The Seller and the Purchaser and their respective counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto or amendments hereof.

                                 ARTICLE II
                              PURCHASE AND SALE;
                          PAYMENT OF PURCHASE PRICE

2.1 Purchase and Sale. The Seller shall sell, and the Purchaser shall acquire, the Property for the Purchase Price and in accordance with the provisions of this Agreement.

2.2           Deposit.

      (a) Purchaser shall within two business days after the date of this Agreement deposit the Initial Deposit with Fidelity National Title Agency, Inc., 5430 LBJ Freeway, Suite 260, Dallas, Texas 75240 (the "Title Company").

      (b) The Initial Deposit (and the Supplemental Deposit, if any) shall be deposited by the Title Company in an interest bearing account at a federally insured depository institution in Dallas County, Texas, acceptable to the Purchaser. Any interest accruing on such account shall be reported for tax purposes under the tax identification number of the Purchaser. All interest accruing on the Deposit shall be paid to the Purchaser at Closing or contemporaneously with release of the Deposit in accordance with this Agreement. If Closing occurs under this Agreement, the Deposit shall be applied toward the cash payment due at Closing by the Purchaser to the Seller in accordance with
Section 2.3. If Closing does not occur under this Agreement, the Deposit shall be disbursed by the Title Company to the Seller or Purchaser (as appropriate) in accordance with this Agreement. If the Purchaser shall fail to timely deposit the Initial Deposit (or if in the form of a check, the bank on whom such check is drawn refuses to fully honor such check when negotiated and presented for payment by the Title Company), this Agreement shall, effective with the giving of notice from Seller to Purchaser, terminate, and neither party shall have any further obligations or liabilities hereunder, except those that expressly survive termination of this Agreement.

      (c) If the Purchaser has terminated timely this Agreement under Section 2.4, the Initial Deposit shall be delivered to the Purchaser by the Title Company upon receipt of a copy of the timely notice of termination from the Purchaser to the Seller. Unless the Purchaser has terminated timely this Agreement under Section 2.4 the Purchaser shall deliver the Supplemental Deposit to the Title Company within two business days after the expiration of the Study Period. If the Supplemental Deposit is not timely delivered and the Purchaser has not terminated under Section 2.4, the Seller shall have the right to terminate this Agreement upon notice to the Purchaser, and upon receipt of a copy of such notice, the Title Company shall pay the Initial Deposit to the Seller.

      (d) In all other cases, except if this Agreement is terminated as a consequence of the Seller's default, if this Agreement expires or terminates and Closing does not occur hereunder, the Deposit shall be paid to the Seller upon the date of such expiration or termination upon notice from the Seller to the Title Company. If this Agreement is terminated as a consequence of the Seller default, the Deposit shall be returned to the Purchaser.

2.3 Payment of Purchase Price. The Purchase Price, as adjusted in the manner specified in Article , shall be paid to the Seller at Closing by Purchaser causing the Title Company to make a wire transfer of immediately available funds to the account of the Seller at a bank or trust company located in the continental United States and specified in writing by the Seller.

2.4   Study Period.

      a) Term. The Purchaser shall have the right, until the expiration of the Study Period, upon reasonable notice and at reasonable times, to enter upon the Real Property (subject to the rights of the Tenants and any others holding rights as to the Property) and to perform, at the Purchaser's expense and without interference or interruption of such tenancies or rights, such economic, engineering, topographic and marketing tests and studies as the Purchaser may deem reasonably appropriate. A "Phase II" environmental study shall be conducted by the Seller in accordance with paragraph (c) below. The aforementioned tests and studies, including the Phase II environmental study, shall be referred to collectively as the "Tests." During the Study Period, the Purchaser also shall determine the feasibility of obtaining mortgage financing for the acquisition of the Property (the "Mortgage Financing"). If, in the Purchaser's sole and absolute discretion, the Purchaser concludes that the results of the Tests, or the feasibility or terms of the Mortgage Financing or the form of the Deed, the Bill of Sale and Assignment or the FIRPTA Certificate are unsatisfactory to the Purchaser, the Purchaser may elect to terminate this Agreement by notifying the Seller not later than the expiration of the Study Period. If the Purchaser does not timely notify the Seller of Purchaser's election to terminate, the Purchaser shall be deemed to have waived any right to terminate under this Section 2.4. If the Purchaser timely notifies the Seller of Purchaser's election to terminate this Agreement under this Section 2.4, the Purchaser shall be entitled to an immediate return of the Initial Deposit from the Title Company (less the cost of the TLTA Survey referred to in Section 6.4 below, and the cost of the Phase II environmental study referred to in Section 2.4(c) below), and neither party shall have any further obligations hereunder, except those that expressly survive termination of this Agreement. If the Purchaser duly terminates, the Purchaser shall provide to the Seller copies of the results of all material tests and studies made by the Purchaser upon return of the Initial Deposit.

      (b) Property Information. Within five days after the initial deposit is deposited with the Title Company, the Seller shall make available to the Purchaser the Property Information.

      (c) Environmental Testing. Purchaser acknowledges that it has received from Seller and reviewed a copy of a draft Phase I environmental study of the Real Property dated November 13, 1996 prepared by GZA GeoEnvironmental, Inc., ("GZA") and that the Phase I study recommended additional testing of a portion of the Real Property. Seller has received from GZA a proposal to conduct a Phase II environmental study of the Real Property. A copy of the GZA Phase II proposal is attached as Exhibit C. Promptly following the execution and delivery of this Agreement, Seller will cause GZA to conduct a Phase II study in accordance with the attached proposal. Seller will use reasonable efforts to cause GZA to complete the Phase II environmental study on or before January 15, 1997, and will deliver to the Purchaser a copy of the GZA Phase II report no later than two weeks prior to the end of the Study Period.

      (d) Indemnity. The Purchaser hereby assumes, and agrees to defend, indemnify and save the Seller harmless from and against, any claim, damage, liability, cost or expense (including attorneys' fees) arising from acts or omissions of the Purchaser (and from the acts or omissions of the Purchaser's agents, contractors or employees) in any way pertaining to any entry upon, or inspection of, the Property (or any part hereof), including without limitation, pertaining to the Tests. Such indemnification shall cover, without limitation, any claim, damage, liability, cost or expense arising from any damage to or destruction of any property (including any portion of the Property) or from any personal injury to or death of any persons (including any agents, employees or contractors of the Purchaser), unless such damage, destruction, injury or death is caused solely by the Seller or its agents, contractors or employees including, without limitation, agents or contractors conducting the Phase II environmental study. The Purchaser agrees to do no act that would encumber title to the Property.

      (e) Damages. In addition to the indemnification provided under Section 2.4d, any physical damage to the Property resulting from the Purchaser's entry onto the Property (including from any Tests) shall be repaired or corrected at the Purchaser's sole cost if the transaction contemplated by this Agreement does not close. If such transaction does not close, the Purchaser agrees to promptly restore the Property to the condition that existed immediately prior to, and in the absence of, such tests if caused by, or resulting from, the acts or omissions of the Purchaser or any of its agents, contractors or employees. All Tests and any other inspections as to the Property shall be done at the Purchaser's sole risk, cost and expense.

      (f) Confidentiality as to Tests. The Purchaser shall provide in any contract, or bids, for any Test, a "confidentiality clause" limiting disclosure of the Test results only to the Purchaser and the Seller, except as mandated by applicable law. It shall be a condition precedent to conducting any of the Tests that involves physical inspection or testing of the Real Property that the Purchaser notifies the Seller in advance of the time and nature of each Test, the Purchaser is accompanied by a representative of the Seller, who shall be made available to the Purchaser after reasonable notice to the Seller of the proposed inspection by no less than three business days, and such Test does not unreasonably interfere with the operation, management and leasing of the Property or the rights of the Tenants. Other than the Phase II inspection, no other environmental test, environmental inspection or Test of similar type as to the Property shall be undertaken without the Seller's prior written consent.

      (g) Repair not a Condition. The Seller shall not be required to correct, remedy or cure any condition or characteristic of the Property, including but not limited to any title, structural, environmental or similar matter, that any of the Tests or other investigations may reveal as a condition to settlement or other performance hereunder or otherwise.

      (h) AS IS. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE PURCHASER "AS IS," "WITH ALL FAULTS," AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED HEREIN, NEITHER THE SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER) HAS MADE
 ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR THE PROPERTY INFORMATION, OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE PROPERTY (OR ANY PART THEREOF) OR THE PROPERTY INFORMATION. FURTHER, THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE "PROPERTY INFORMATION" PROVIDED UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION THE PURCHASER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM THE SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES) IS DELIVERED TO THE PURCHASER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS, AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED HEREIN); AND THAT THE PURCHASER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY.

      (i) Title Examination. During the Study Period, the Purchaser shall have the right to cause an examination of title to and a survey of the Property to be made, and, at least ten days prior to the expiration of the Study Period, shall notify the Seller of any objections (the "Title Objections") to title shown by such examination, survey or otherwise that the Purchaser is unwilling to accept. The Seller shall have five days after such notification to give notice (the "Cure Notice") to the Purchaser as to whether the Seller elects to attempt to cure any of the Title Objections. If the Seller is willing to attempt to cure any of the Title Objections, the Seller shall act promptly to attempt such cure at its expense. The Seller, regardless of any such election, however, shall have no obligation to effect any cure. Moreover, if the Seller has not timely given the Cure Notice, the Purchaser, prior to the expiration of the Study Period, shall elect by notice given to the Seller either (1) to waive the Title Objections and proceed to Closing without any abatement in the Purchase Price or
(2) to terminate this Agreement under Section 8.1. All title and survey matters of record or discoverable by inspection of, or an accurate survey of, the Real Property, as the case may be, as of the end of business on the business day (the "Title Date") next preceding the tenth day prior to the expiration of the Study Period, excepting those matters specified in the Cure Notice that the Seller elects to attempt to cure, shall be deemed "Permitted Title Exceptions." If the Purchaser is not satisfied with such Permitted Title Exceptions, the Purchaser, prior to the expiration of the Study Period, shall elect by notice given to the Seller either (1) to waive the Title Objections and proceed to Closing without any abatement in the Purchase Price or (2) to terminate this Agreement under
Section 8.1. If Purchaser shall fail to examine title or timely notify the Seller of any such title or survey objections, all such title and survey exceptions existing as of the Title Date shall be deemed "Permitted Title Exceptions."

      (j) Cooperation. During the Study Period, the Seller shall authorize Transwestern Property Company (or its applicable affiliate), the Seller's property manager for the Property (the "Manager"), to cooperate with the reasonable requests of the Purchaser to obtain reasonable estoppel certificates from the Tenants under any Material Lease. The Purchaser shall only contact the Tenants through or in connection with the Manager.


                                 ARTICLE III
                    SELLER'S REPRESENTATIONS AND COVENANTS

      The Seller hereby makes the following  representations and covenant to the
Purchaser:

3.1 Organization and Power. The Seller is a limited partnership duly formed and validly existing under the laws of the State of Delaware with all necessary legal power to enter into and perform its obligations hereunder and under any document or instrument required hereunder to be executed and delivered on behalf of the Seller.

3.2 Authorization and Execution. This Agreement has been duly authorized by all necessary partnership action on the part of the Seller and has been duly executed and delivered on behalf of the Seller by a duly authorized general partner of the Seller. To the Seller's Knowledge, there is no governmental action, litigation or investigation pending which would prohibit the Seller from consummating the transaction contemplated by this Agreement and the sale of the Property by the Seller under this Agreement does not violate any statutory laws of Delaware or the jurisdiction where the Property is located.

3.3 Noncontravention. The execution and delivery of, and the performance by the Seller of its obligations under, this Agreement and any documents executed on behalf of the Seller in connection with this Agreement do not and will not contravene, or constitute a default under the Seller's organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller that could result in the creation of any lien or other encumbrance on the Property that will encumber the Property after Closing.

3.4 Notices. To the Seller's Knowledge, the Seller has not received at the Seller's Office written notice within the past six months, of any alleged violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies.

3.5   Status of Rent Roll and Leases.

      (a) The landlord's interest under each of the Leases (and any security deposits actually received thereunder) are assignable by the Seller.

      (b) To the Seller's Knowledge, except as is otherwise indicated on the Manager's Certificate (which shall be delivered to the Purchaser with the Property Information), the Seller has not received written notice alleging a default on the part of the Seller under the applicable Lease, no written notice alleging default has been sent to any Tenant by the Seller, and the Manager has not advised the Seller in writing of the existence of any such tenant default.

      (c) The Seller has the sole right to collect the rent under the Leases.

      (d) Except as is otherwise indicated on the Manager's Certificate, no payment of rent more than 30 days in advance of the due date therefor has been made to the Seller by a Tenant.

3.6 Litigation. To the Seller's Knowledge, there is no action, suit or proceeding, pending or known to be threatened in writing, against or affecting the Seller in any court or before any arbitrator or before any governmental body which in any manner raises any question affecting the validity or enforceability of this Agreement, (b) could adversely and materially affect any current zoning or other statutory land use controls as to the Real Property, or (c) seeks to affect a taking of the Real Property under eminent domain powers.

3.7 Bankruptcy. No Act of Bankruptcy has occurred with respect to the Seller or any general partner thereof.

3.8 Brokerage Commission. The Seller shall pay the Broker all amounts due the Broker as a result of the Closing under this Agreement. Except for the Broker, the Seller represents and warrants to the Purchaser that the Seller has not engaged the services of, nor has the Seller done or will it do anything that will cause it or the Purchaser to become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein. The Seller agrees to indemnify the Purchaser for all loss, cost, claims and expense (including reasonable attorneys' fees) arising on account of any breach by the Seller of the foregoing representation and warranty. Such indemnification shall survive settlement and Closing hereunder or the termination hereof, as the case may be.

3.9 Operating Covenants. The Seller agrees to operate or cause to be operated the Property prior to the Closing in a reasonable manner consistent with its current operating procedures. The Seller shall conduct its leasing activities substantially consistent with its current leasing practice and shall execute no new tenant leases other than on the form of lease currently used by the Seller or such other form as may be approved by the Purchaser, which approval shall not be unreasonably withheld. The Seller shall provide the Purchaser with three business days prior written notice of any new tenant lease or an amendment to any of the Leases affecting the Property entered into between the date of this Agreement and the expiration of the Study Period. From and after the expiration of the Study Period, and if the Purchaser has not elected to terminate this Agreement under Section 2.4, the Seller shall not, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, enter into any new tenant lease or amend any of the Leases which affect the Property, which covenant shall expire at Closing or upon the Purchaser's or Seller's termination of this Agreement.

                                 ARTICLE IV
            PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      The Purchaser hereby makes the following representations to the Seller:

      4.1 Organization and Power. The Purchaser is a legal entity duly formed and validly existing under the laws of the State of Texas with all necessary legal power to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of the Purchaser hereunder.

      4.2 Authorization and Execution. This Agreement has been duly authorized by all necessary entity action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser.

      4.3 Noncontravention. The execution and delivery of and the performance by the Purchaser of its obligations hereunder, and any documents executed on behalf of the Purchaser in connection with this Agreement, do not and will not contravene, or constitute a default under, the Purchaser's organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon the Purchaser.

      4.4. Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting the Purchaser in any court or before any arbitrator or before any governmental body which in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Purchaser is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, or could adversely and materially affect the ability of the Purchaser to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

      4.5 Bankruptcy. No Act of Bankruptcy has occurred with respect to the Purchaser.

      4.6 Brokerage Commission. The Purchaser represents and warrants to the Seller that the Purchaser has not engaged the services of, nor has the Purchaser done or will it do anything that will cause it or the Seller to become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein; provided, however, should this Agreement be duly assigned by the Purchaser, the Purchaser (in its individual capacity or an affiliate of the Purchaser) may earn a fee in connection with such assignment, which fee will be payable only by such assignee. The Purchaser indemnifies the Seller for all loss, cost, claims and expense (including reasonable attorneys' fees) arising on account of any breach by the Purchaser of the foregoing representation and warranty. Such indemnification shall survive settlement and Closing hereunder or the termination hereof, as the case may be.

                                  ARTICLE V
                     CONDITIONS AND ADDITIONAL COVENANTS

      The Purchaser's obligations hereunder are subject to the satisfaction of the following conditions precedent:

      5.1 Seller's Deliveries. The Purchaser, on or before the date of Closing, shall have received all of the documents and other information required under Section 6.2.

      5.2 Representations. All of the Seller's representations made in this Agreement shall be true and correct in all material respects as of the date of Closing as if then made.

      5.3 Condition of Improvements. Subject to Section 7.1 and Section 7.2, the Improvements and the Tangible Personal Property shall be in substantially the same condition and working order in all material respects as existed as of the expiration of the Study Period, normal wear and tear and effects of the Purchaser's acts and the Tests excepted.

      5.4 Status of Title. The title to the Property at Closing shall be substantially the same as at the Title Date and such title shall be subject only to Permitted Title Exceptions.

      5.5 Title Insurance. The Purchaser shall have received evidence satisfactory to it that the Purchaser, upon payment of the appropriate premium, shall receive an Owner Policy of Title Insurance (the "Owner Policy"), in the standard Texas form, issued by the Title Company in the Purchaser's favor in an amount equal to the Purchase Price, insuring the Purchaser's fee simple title to the Property subject only to the Permitted Title Exceptions, and the standard printed exceptions; provided, however, the exception for restrictive covenants shall, as applicable, be deleted or shall list only those restrictive covenants as may be Permitted Title Exceptions; any exception for parties in possession of the Property shall be limited to the rights of tenants in possession, as tenants only, pursuant to recorded or unrecorded leases; there shall be no general exception for visible and apparent easements, roads and highways or any other matters that would be disclosed by a current survey of the Property, unless the Purchaser has waived receipt of the Survey in connection with Closing; and at Purchaser's option and sole expense, the area and boundary lines, encroachments and overlapping of improvements exception may be modified so as to refer only to "shortages in area." The Purchaser agrees that the Title Company may deliver the Owner Policy to the Purchaser following the Closing in accordance with the Title Company's customary practices.

      5.6 Possession. Possession of the Property, subject only to the rights of the Tenants under the Leases and the Permitted Title Exceptions, shall have been delivered to the Purchaser.


                                 ARTICLE VI
                                   CLOSING

      6.1 Closing. Closing shall be held at the offices of the Title Company on any business day following the expiration of the Study Period that shall occur not less than 10 days after receipt by the Seller of notice from the Purchaser specifying such business day, but in no event later than on the first business day following the expiration of 30 days after the expiration of the Study Period. Closing shall commence at 10:00 a.m. local time.

      6.2     Seller's Deliveries.

              (a) At Closing, the Seller shall deliver to the Purchaser all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged on behalf of the Seller and shall be dated as of the date of Closing:

              (1) The Deed.

              (2) The Bill of Sale and Assignment.

              (3) Transfer tax statements (or similar affidavits or forms), if required of the Seller by local law to effect transfer of title or recordation of the Deed.

              (4) Form letters to the Tenants regarding the Property transfer and future rent payments and to vendors and to guarantors and any similar parties as to such transfer.

              (5) A certificate signed by the Seller as to the Rent Roll, which is to be produced by the Manager as of a date as proximate to the Closing Date as reasonable under the circumstances, indicating, to the Seller's Knowledge, that the Rent Roll is not inaccurate in any material and adverse respect.

              (6) Such customary affidavits as to mechanics' liens and parties in possession as may be reasonably (and without expense to the Seller) required by the applicable title insurance company.

              (7) The FIRPTA Certificate.

              (8) Any other document required hereby.

      (b) At Closing, the Seller shall also deliver or cause to be delivered to the Purchaser the following:

              (1) Originals of the Leases and the Operating Agreements in the Seller's or the Manager's possession or if the Seller does not have the original, a true and complete copy thereof so certified, to the Seller's Knowledge, by the Seller.

              (2) True and complete copies of all warranties, if any, of manufacturers, suppliers and installers possessed by the Seller and relating to the Improvements and the Personal Property, or any part thereof, in the Seller's possession or control.

              (3) Appropriate resolutions of the board of directors of the managing corporate general partner of the Seller, certified by an officer of such corporate general partner evidencing authorization of the execution on behalf of the Seller of this Agreement and the documents to be executed and delivered by the Seller prior to, at or otherwise in connection with Closing, and the performance by the Seller of its obligations hereunder and under such documents.

              (4) All keys for the Property in the Seller's possession or control.

              (5) All the Seller's files in the Seller's possession as to the tenants under the Leases. The Seller shall direct the Manager to turn over to the Purchaser any files owned or controlled by the Seller as to such tenants in possession of the Manager.

      6.3     Purchaser's Deliveries.   At Closing, the Purchaser shall pay
or deliver to the Seller the following:

      (1)     The Purchase Price described in Section 2.3b.

      (2) Appropriate resolutions and authorizations as to the Purchaser and any constituent entity of the Purchaser, duly certified, authorizing the execution on behalf of the Purchaser of this Agreement and the documents to be executed and delivered by the Purchaser at Closing and the performance by the Purchaser of its obligations hereunder and under such documents.

      (3)     The Bill of Sale and Assignment.

      (4) Any other document or instrument reasonably requested by the Seller or required hereby.

6.4 Closing Costs. The Seller shall pay 100% of any reasonable closing escrow fee and the commission due the Broker, together with the cost of the owner's title insurance policy referred to in Section 5.5 above, and the cost of an TLTA title insurance survey sufficient to issue the title insurance policy referred to in Section 5.5 above. Except as is otherwise provided in Section 10.8, each party hereto shall pay its own expenses, including without limitation, its legal fees, accounting fees and the fees of other third party service providers. The Purchaser shall pay all other fees, costs and expenses related to the consummation of the transactions contemplated under this Agreement including any costs as to additional title insurance coverages or endorsements, financing, utility transfers, recording fees or taxes and transfer fees or taxes. The Purchaser shall also pay the cost of the Phase II environmental study.

6.5   Income and Expense Allocations.

      (a) At Closing, all income and expenses with respect to the Property, and applicable to the period of time before and after the date of Closing, determined in accordance with generally accepted accounting principles, shall be allocated between the Seller and the Purchaser as of the Closing Date. The Seller shall be entitled to all income and responsible for all expenses for the period of time up to but not including the Closing Date, and the Purchaser shall be entitled to all income and responsible for all expenses for the period of time from, after and including the Closing Date. Such adjustments shall be shown on the settlement statements (with such supporting documentation as the parties hereto may reasonably require being attached as exhibits to the settlement statements) and shall increase or decrease (as the case may be) the amount payable by the Purchaser under Section 2.3. The Seller and the Purchaser shall cooperate in the creation of such statements and each shall sign an appropriate counterpart as to its transaction and delivery such signed counterpart statement to the other party at Closing. Without limiting the generality of the foregoing, the following items of income and expense shall be allocated at Closing:

      (1)     Current and prepaid rents, if any.

      (2)     Percentage rents (based on days), if any.

      (3) Miscellaneous tenant income and tenant impounds (CAM, tax and insurance escrows), if any.

      (4)     Real estate and personal property taxes.

      (5) Amounts due under the Operating Agreements to be assigned to and assumed by the Purchaser, if any.

      (6) Utility charges (including but not limited to charges for water, sewer, and electricity).

All deposits (other than tenant security deposits) shall remain with the Seller. If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of percentage rents, utility bills, etc.), the parties shall equitably allocate such income or expenses at Closing on the best available information, subject to adjustment within a reasonable period (not to exceed 30 days) upon receipt of the final accounting, bill or other evidence of the applicable income or expense. Any income received or expense incurred by the Seller or the Purchaser with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. The initial post-closing reconciliation will be calculated 30 days after Closing and payment (if any) as to adjustments shall be made by the appropriate party within 10 days.

      (b) The provisions of Section 6.5(a) notwithstanding, as to each Lease for which there is outstanding as of the date of Closing delinquent rent or other payables, collections of any sums made after the date of Closing as to such Leases shall first be applied to currently accruing rent and other charges and then to any unpaid delinquencies. The Purchaser shall use reasonable efforts to collect any such delinquencies for a period of 75 days after the date of Closing. Upon the expiration of such 75-day period, if the applicable delinquency has not been paid in full, the Seller, may exercise any legal or equitable rights it may have against the applicable Tenant, including eviction (but only if such action for eviction was commenced prior to the expiration of the Study Period or with the Purchaser's consent), as a consequence of the delinquency. Accordingly, the Seller reserves all its rights as to the Leases and the applicable Tenants relating to such delinquencies, subject to this provision. Therefore, the Purchaser may not compromise or settle any claim for a delinquency without the Seller's written consent, which the Seller may withhold in its sole discretion.

6.6 Lease Deposits and Fees. At Closing, the Seller shall transfer to the Purchaser all refundable security deposits actually paid by the Tenants with respect to the Leases and all interest required by law or by the Leases to be accrued or paid thereon, and all of the Seller's right, title and interest in and to such deposits and fees owed by the Tenants, but not paid by the applicable Tenants to the Seller.


                                 ARTICLE VII
                          CONDEMNATION; RISK OF LOSS

7.1 Condemnation. Upon any actual or threatened condemnation or taking, under the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after the Seller learns thereof. If all or any part of the Real Property is, or is to be, so condemned or sold, and the result is that the Improvements would be a non-conforming structure or a "Material Taking," the Purchaser and the Seller shall each have the right to terminate this Agreement under the applicable Section of Article . If neither the Purchaser nor the Seller elects to terminate this Agreement, all rights, claims, proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be assigned by the Seller to the Purchaser at Closing and the proceeds thereof shall be paid to the Purchaser at Closing or upon receipt by the Seller (as applicable), there shall be no adjustment to the Purchase Price, and the parties shall proceed to Closing hereunder. A "Material Taking" is any taking under such power or sale in lieu thereof that has a material adverse effect on (x) the use or value of the Improvements or (y) the roadways, access, or parking areas serving the Real Property.

7.2 Risk of Loss. (a) Upon damage by fire, Act of God or other casualty to the Improvements prior to the Closing Date, which would cost $100,000 or less to repair, this Agreement shall remain in full force and effect. In such event, the Seller shall assign to the Purchaser at Closing all insurance proceeds (up to $100,000) relating to such casualty under any policies of insurance.

      (b) If such damage is in excess of $100,000, then the Seller and the Purchaser shall each have the right to terminate this Agreement under Article . If neither elects to so terminate, this Agreement shall remain in full force and effect, and the Seller shall, at Closing, pay to the Purchaser all deductible amounts relating to such casualty under any policies of insurance, pay to the Purchaser any sums collected under any such policies because of such casualty, assign to the Purchaser all rights to collect such sums relating to such casualty as may then be uncollected and proceed to Closing hereunder without adjustment to the Purchase Price.

                                ARTICLE VIII
                              TERMINATION RIGHTS

8.1 Termination by Purchaser. If (x) the Purchaser timely exercises its right to terminate prior to the expiration of the Study Period under Section 2.4(a) or
Section 2.4(b)(3)(ii), or (y) if any condition for the benefit of the Purchaser set forth in Article cannot or will not be satisfied prior to Closing, or (z) upon the occurrence of any other event that would entitle the Purchaser to terminate this Agreement and its obligations hereunder, the Purchaser, at its option, may elect to terminate this Agreement, in which event, subject to the next sentences, all other rights and obligations of the Seller and the Purchaser hereunder shall terminate immediately, or to waive such right to terminate and, instead, to proceed to Closing, or if the Purchaser has the right to terminate this Agreement as a consequence of a breach of a covenant by the Seller, to seek specific performance of this Agreement. Notwithstanding any termination hereof, the parties shall nevertheless remain liable under Section 2.4(b), Section 2.3(e), Section 3.8, Section 4.6 and Section 10.8, which sections shall survive termination of this Agreement and remain in full force and effect. In no event, however, shall the Seller be liable to the Purchaser for any punitive, speculative, consequential or other damages under, or as to, this Agreement and the Purchaser waives any right to claim, or commence an action for, any such damages. The Deposit shall be disbursed as specified in this Agreement.

8.2 Termination by Seller. If the Purchaser defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Property), the Seller's sole remedy, subject to the last sentence of this section, for such default shall be to terminate this Agreement and retain the Initial Deposit and the Supplemental Deposit, as applicable. The Seller and the Purchaser agree that, in the event of such a default, the damages that the Seller would sustain as a result thereof would be difficult if not impossible to ascertain. Therefore, subject to Section 8.3, the Seller and the Purchaser agree that the Seller shall retain the Initial Deposit and the Supplemental Deposit, as applicable, as full and complete liquidated damages and as the Seller's sole remedy. Notwithstanding any such termination, the parties' obligations under
Section 2.4(b), Section 2.4(e), Section 3.8, Section 4.6 and Section 10.8, shall survive termination of this Agreement and remain in full force and effect.

8.3 Special Provision. Notwithstanding any termination of this Agreement, if there occurs a breach under Section 2.4(b), Section 2.4(e), Section 3.8, Section
4.6 and Section 10.8, the non-breaching party shall have an independent cause of action for damages accruing as a consequence of such breach.

                                 ARTICLE XI
                         ACKNOWLEDGMENTS OF PURCHASER

      In entering into this Agreement, the Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Seller or any agent, employee or other representative of the Seller or by any broker or any other person representing or purporting to represent the Seller, which are not expressly set forth herein.

                                  ARTICLE X
                           MISCELLANEOUS PROVISIONS

10.1 Completeness; Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior and contemporaneous discussions, understandings, agreements and negotiations (oral or in writing) between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

10.2 Assignments. With the Seller's prior consent, which may not be unreasonably withheld or delayed, the Purchaser may assign its rights, but not its obligations, under this Agreement to an entity that is controlled by the Purchaser or is under common control with the Purchaser, or to an entity in which the Purchaser or David Salomon is either a general partner or a limited partner having at least a 25% interest in the profits of the entity. In all other cases, the Purchaser may not assign its rights hereunder without the consent of the Seller, which consent the Seller may withhold or condition in its sole and absolute discretion.

10.3 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

10.4 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

10.5 Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of Texas.

10.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof so long as each party signs at least one counterpart. All counterparts hereof shall collectively constitute a single agreement.

10.7 Severability. If any term, covenant or condition of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law; provided, however, if the remaining provisions of this Agreement do not substantially reflect the intent of the parties, this Agreement shall terminate.

10.8 Costs. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees of attorneys, engineers and accountants. If litigation between the Seller and the Purchaser arises out of this Agreement, the prevailing party (i.e., the party as to which the judgment or decision is more favorable on all significant issues and is materially more favorable than any settlement offer rejected by such party) will be entitled to recover from the other party the reasonable attorneys' fees, court costs and disbursements incurred by the prevailing party, through appeals (if any), and the same will be assessed as costs payable by the non-prevailing party in the litigation.

10.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service), or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when delivered as specified herein.

      For the Seller:   c/o PaineWebber Properties
                        265 Franklin Street - 16th Floor
                        Boston, MA  02110
                        Attn.: Mr. Peter Sullivan

      with a copy to:   Goodwin, Procter & Hoar LLP
                        Exchange Place
                        Boston, MA 02109
                        Attn.: Alexander A. Randall, Esq.

      For the Purchaser:  ORDA Corp.
                          David Salomon
                          15400 Knoll Trail, Suite 350
                           Dallas, TX 75248

      with a copy to:   Graham, Bright & Smith, P.C.
                        Two Lincoln Centre, Suite 300
                        5420 LBJ Freeway
                        Dallas, TX  75240
                         Attn.:  Thomas J. Colven, III, Esq.

Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party in a manner described in this Section at least ten days prior to the date such change or designation is to become effective.

10.10 Incorporation by Reference. All of the exhibits and schedules attached hereto are by this reference incorporated herein and made a part hereof.

10.11. Survival. Except as specified in the last two sentences of this section, each of the representations, warranties, covenants and agreements of the Seller and the Purchaser made in, or pursuant to, this Agreement shall survive the Closing, but each shall merge into the Deed or any other document or instrument executed and delivered in connection herewith, on the date that is 60 days after the date of Closing. As a condition precedent to any claim based on a breach of any such representations or other above-listed matters, the applicable party must first deliver to the other party prior to the date that is 60 days after the date of Closing, a written notice specifying the alleged breach and thereafter commence a legal proceeding as to the claim within 180 days after the date of Closing. The preceding sentences of this section notwithstanding, the provisions of Section 2.4(c), Section 3.8, Section 4.6 and Section 6.5 shall survive the Closing and remain in full force and effect.

10.12 No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of seller and purchaser specifically established hereby.

10.13 Time of Essence. Time is of the essence with respect to every provision hereof.

10.14 Confidentiality. The Purchaser hereby agrees that it shall use all commercially reasonable efforts to ensure that all information related to or obtained about the Property by the Purchaser and its officers, employees, agents and contractors pursuant to this Agreement is kept confidential prior to Closing unless the applicable information has been made public by parties other than the Purchaser or its officers, etc., specified above; provided, however, that the Purchaser may reveal such information to prospective tenants, title companies, lenders, engineers, accountants, attorneys, brokers and the like and shall request that such information be kept confidential. Prior to the consummation of Closing, the Purchaser shall not issue any press release or other information or give any publicity of any kind to the general public, related to or concerning this Agreement, the purposes thereof and/or the Property, without the prior written consent of the Seller. Any material violation of this provision shall constitute a material breach of this Agreement.

10.15 Special Notices. If the Real Property is situated within a utility district or flood control district subject to ss.50.301, Texas Water Code, the Seller shall give to the Purchaser the required written notice prior to the expiration of the Study Period and the Purchaser shall timely acknowledge receipt of such notice. The Purchaser agrees to investigate promptly upon the consummation of the Study Period whether the Real Property is within any such district and advise the Seller accordingly.

10.16 Binding Nature. This Agreement shall not be binding on the parties hereto until it is executed and delivered by the Purchaser and the Seller. The delivery or distribution of a draft or counterpart of this Agreement does not constitute an offer of sale and should not be deemed to be a meeting of the minds with respect to any of the terms or provisions contained herein until this Agreement is executed and delivered by the Seller and the Purchaser.

10.17 Date of Agreement. All references to the "date of this Agreement" or similar references as used herein shall be deemed to mean the later of the two dates on which this Agreement is signed by the Seller or the Purchaser as indicated by their signatures below, which later date shall be the date of final execution and agreement by the parties hereto.

      IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed in their names by their respective duly-authorized representatives.

                   [Signatures on behalf of the Seller and
                 the Purchaser contained on following pages.]

                       Signature Page of the Seller for
                        Agreement of Purchase and Sale
                    dated as of December 23, 1996, between
               PaineWebber Qualified Plan Property Fund, LP,
                             and ORDA Corporation


                              SELLER:

                              PAINE WEBBER QUALIFIED PLAN PROPERTY FUND, LP, a Delaware limited partnership

                              By:   First Qualified Properties, Inc.,
                                    its managing general partner


                                    By:   /s/ Peter F. Sullivan
                                         ---------------------
                                    Its:  Vice President

                           Date of execution: 12/31/96

                     Signature Page of the Purchaser for
                        Agreement of Purchase and Sale
                    dated as of December 23, 1996, between
               PaineWebber Qualified Plan Property Fund, LP,
                             and ORDA Corporation


                              PURCHASER:

                              ORDA CORPORATION, a
                              Texas corporation


                              By: /s/ David Salomon
                                  -----------------
                              Name: David Salomon
                              Its:  President

                            Date of execution: 1/2/97

Fidelity National Title Agency, Inc. (the "Title Company") hereby acknowledges receipt of the following:

      (a)     one fully executed copy of this Agreement; and

      (b)     the Initial Deposit in the amount of $50,000.00.

The Title Company hereby agrees to hold the Initial Deposit and any Supplemental Deposit as contemplated by this Agreement and to dispose of it in strict accordance with this Agreement.

                              FIDELITY NATIONAL TITLE AGENCY, INC.


                              By: /s/ Maggie Vogler
                                  -----------------
                              Name: Maggie Vogler
                              Its:   Vice President

                            Date of execution: 1/2/97

                                  SCHEDULE 1


      "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect),
(e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner (not to exceed 60 days), or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (x) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (y) the appointment of a receiver, custodian, trustee or liquidator or such party or general partner or of all or any substantial part of its assets, or (z) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and (1) such proceeding or case shall continue undismissed, or (2) an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect), judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, in either case for a period of 60 consecutive days.

              "Bill of Sale and Assignment" shall mean that certain bill of sale and assignment conveying title to the Tangible Personal Property from the Seller to the Purchaser and assigning to the Purchaser all of the Seller's right, title and interest in and to the Intangible Personal Property without recourse, warranty or representation. Such instrument shall be drafted by counsel to the Seller, shall be in conformity with the provisions hereof, and subject to
Section 2.4(a), shall be otherwise in form and substance satisfactory to the Purchaser. If required by local law or otherwise prudent, this term shall also mean an assignment instrument in recordable form for recordation among the land records as to the assignment of any recorded instruments.

              "Broker" shall mean Transwestern Property Company and Dunhill Partners who collectively shall be paid a commission upon Closing as set forth in a separate agreement that has been executed between such parties.

              "Closing" shall mean the closing of the purchase and sale of the Property, which shall occur as specified in Section 6.1.

              "Deed" shall mean that certain deed with special or limited warranty against grantor's acts) conveying title to the Real Property to the Purchaser, subject only to Permitted Title Exceptions. Such instrument shall be drafted by the Seller's counsel and shall be otherwise reasonably satisfactory to the Purchaser.

              "Deposit" shall mean the Initial Deposit and the Supplemental Deposit, as the context may require.

              "FIRPTA  Certificate" shall mean the affidavit of the Seller under
Section 1445 of the Internal Revenue Code certifying that the Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations drafted by Seller's counsel and in form and substance reasonably satisfactory to the Purchaser.

              "Improvements" shall mean all buildings, improvements, fixtures, parking facilities, and other items of real estate located on the Land.

              "Initial Deposit" shall mean the $50,000 earnest money deposit delivered to the Title Company in connection herewith and all interest earned thereon. The Initial Deposit shall be invested in a manner reasonably acceptable to the Purchaser and shall be held and disbursed in strict accordance with this Agreement.

              "Intangible  Personal Property" shall mean the Seller's rights, if any, in the name "Harwood Village North Shopping Center," the Seller's rights to the landlord's interest under all the Leases and all the right, title and interest of the Seller, if any (and only to the extent transfer able by the Seller without consent or the payment of any sum), in, to and under any and all the Operating Agreements, and the Seller's licenses, permits, guarantees, warranties, and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property.

              "Land" shall mean that certain parcel of real estate lying and being in Bedford, Texas, as more particularly described on Exhibit A attached hereto, together with all easements, rights, privileges.

              "Leases" shall mean all of the leases, as amended, now in effect with respect to the Property, as indicated on the Rent Roll.

              "Manager's Certificate" shall mean the certificate of Transwestern Property Company certifying as to the status of any defaults and advance rents under the Leases to be issued in accordance with Section 3.5 and again as of Closing.

              "Material Lease" shall mean any lease at the Property covering more than 2,500 square feet of space, including without limitation, the leases with Minyards Food Stores, Inc. and Ekards Drug Store.

              "Operating  Agreements"  shall  mean  the  management  agreements, maintenance agreements, service contracts and other agreements to which the Seller is a party, if any, in effect with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property delivered with the Property Information.

              "Permitted Title Exceptions" shall have the meaning set forth in Section 2.4(b)(3)(ii).

              "Personal Property" shall mean the Tangible Personal Property and the Intangible Personal Property together.

              "Property" shall mean collectively the Real Property, the Tangible Personal Property and the Intangible Personal Property.

              "Property   Information"  shall  mean  that  certain   information
relative to the Property listed on Exhibit B.

              "Purchase Price" shall mean $4,300,000, payable in the manner described in Section 2.3.

              "Real Property" shall mean the Land and the Improvements.

              "Rent Roll" shall mean that certain rent roll, dated as of December 15, 1996, delivered with the Property Information.

              "Seller's Knowledge" shall mean the actual knowledge, without inquiry, of Peter Sullivan. For the purposes of this Agreement, no act, omission, knowledge, receipt or other similar factual matter as to the Manager shall be imputed to the Seller.

              "Seller's Office" shall mean the business office of the Seller at 265 Franklin Street, 17th Floor, Boston, Massachusetts.

              "Study Period" shall mean the period commencing with the date hereof and expiring at 5:00 p.m. EDT on the first business day following the expiration of 45 days after the date hereof.

              "Supplemental Deposit" shall mean the $50,000 supplemental earnest money deposit to be delivered to the Title Company at or prior to the expiration of the Study Period. The Supplemental Deposit shall be invested in the same manner as the Initial Deposit.

              "Tangible Personal Property" shall mean the items of personal property owned by the Seller used in connection with the Property and listed on an exhibit delivered with the Property Information.

              "Tenants" shall mean the tenants under the Leases.

                                  EXHIBIT B

                             Property Information


      1.      Rent Roll

      2.      The Leases

      3.      The Operating Agreements

      4.      List of Tangible Personal Property

      5. Such written financial statements as to the Property and its operations over the past three years as the Seller may have in its possession or under its direct control.

December 19, 1996
Proposal No. 18-96-224a



Mr. Alex Randall, Esq.
Goodwin, Proctor and Hoar
Exchange Place
Boston, Massachusetts  02109

Re:   Revised Proposal for Services
      Phase II Site Assessment
      Harwood Village North Shopping Center
      Bedford, Texas

Dear Mr. Randall:

GZA GeoEnvironmental, Inc. (GZA) is pleased to submit this revised proposal to Goodwin, Proctor and Hoar to complete a Phase II Assessment at the above referenced property in Bedford, Texas.

BACKGROUND

GZA completed a Phase I Environmental Assessment at the site and submitted our report on November 13, 1996. This report indicated that there was a low risk of environmental contamination from a dry cleaning and photo developing operation on-site, and a moderate risk of contamination arising from a leaking underground storage tank (LUST) site abutting the southwest corner of the property (Citgo/7-11). Data from recent investigations at the Citgo site have not been submitted to the TNRCC, and therefore unavailable.

SCOPE OF WORK

GZA's tasks will be two-fold: (1) to install up to three soil borings in the vicinity of the southwest corner of the property to evaluate the presence of impacted soil or groundwater beneath the site arising from the Citgo/7-11 LUST site and (2) drilling of 2-3 shallow soil probes in the vicinity of the dry cleaners/photo shop. The three borings will be drilled either to 20 feet, or at least five feet below the top of the water table, whichever is encountered first, and will be converted into groundwater monitoring wells. The wells will be surveyed in order to establish the direction of groundwater flow in the area of the LUST facility. The shallow probes will extend to depths of 2-4 feet below concrete slabs or paving to assess areas of potential spills or leaks from these two operations which use hazardous chemicals.

The attached plans depict the approximate locations for the proposed borings/wells adjoining the Citgo/7-11 facility (MW-1, MW-2, and MW-3), and the shallow probes at the two tenant spaces (P-1, P-2, P-3, etc.). Actual locations may vary in the field based upon visual review of conditions in each area, clearance of utilities and drains, or other factors. All holes will be capped or filled with concrete to match pre-existing conditions.

All soil samples will be screened for the presence of volatile organic compounds, which would include gasoline constituents and dry cleaning solvents.

Soil samples representing the most highly impacted zone from each boring along with groundwater samples will be submitted for analysis for TPH by EPA Method
418.1 and BTEX by EPA Method 8020. Soils from the probes will be analyzed for relevant organic compounds and heavy metals by EPA Methods.

A report will be prepared summarizing the work performed and will include a description of the hydrologic setting, soil boring logs, depth to groundwater data and direction of flow, and analytical results along with our conclusions and recommendations.

COSTS

The costs to complete this assessment are estimated at $6,600.00 as detailed on Schedule A, attached. This estimate is based upon our present judgement regarding the effort required, including depth of wells, site access, etc. We will notify you of any conditions which may require an adjustment in our budget as soon as they become evident.

SCHEDULE

GZA is prepared to mobilize to the site during the week of January 6, 1997 if we receive notice to proceed by Friday, December 20th. We will have our report completed by January 15, 1997.

TERMS & CONDITIONS

GZA's Standard Terms & Conditions of Engagement are included as Schedule B.

GZA appreciates the opportunity to be of service to Goodwin, Proctor and Hoar and is looking forward to working with you on this project. If you have any questions, or require additional information, please do not hesitate to contact us at (972) 444-8444.

Sincerely,

GZA GEOENVIRONMENTAL, INC.


                                                /s/ Frank W. Clark
                                                -------------------
Ron Rounsaville, R.G.                           Frank W. Clark, P.E.
Environmental Geologist                         Principal

                    HARWOOD VILLAGE NORTH SHOPPING CENTER



                   AMENDMENT TO PURCHASE AND SALE AGREEMENT



THIS AMENDMENT, dated as of February 13, 1997 by and between Paine Webber Qualified Plan Property Fund, LP a Delaware limited partnership ("Seller") and ORDA Corporation, a Texas corporation ("Purchaser").

Reference is made herein to the AGREEMENT OF PURCHASE AND SALE dated as of December 23, 1996 (the "Agreement") between Seller and Purchaser relating to the premises known as Harwood Village North Shopping Center, Bedford, Texas (the "Property"). All capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Agreement.

For consideration paid, and in full consideration of the mutual covenants and agreements set forth herein, Purchaser and Seller agree that the Agreement is hereby amended as follows:

1. Purchase Price Reduction. In consideration of certain repairs required to the roofs of the buildings on the Property, the Purchase Price shall be reduced to Four Million Two Hundred Forty Five Thousand Dollars ($4,245,000).

2. Extension of Study Period. The Study Period (Section 2.4) shall expire on February 18, 1997. Notwithstanding the foregoing, (i) the Purchaser shall have a period of 50 days following February 18, 1997 to obtain a commitment for Mortgage Financing, provided that Purchaser shall have submitted a completed application to an institutional lender with all supporting materials and paid application fees within seven (7) days after the execution of this Agreement (with evidence of payment of such application fees provided to Seller), and (ii) the Purchaser shall have until February 18, 1997 to submit the Title Objections to Seller. If
      (a) the Purchaser is, despite its best efforts, unable to obtain a commitment for Mortgage Financing of the Property and estoppel certificates required by the mortgage lender within 50 days following February 18, 1997 (the "Mortgage Commitment Deadline"), or (b) the Purchaser timely notifies the Seller of all Title Objections on or before February 18, 1997 and Seller fails, within 10 days thereafter, to agree to cure all such Title Objections prior to the Closing, then in either event, within three (3) business days following the expiration of the 50 day period or the 10 day period, as the case may be, Purchaser may terminate the Agreement pursuant to Section 8.1 thereof.

3. Supplemental Deposit. The Supplemental Deposit shall be paid on or before February 18, 1997.

4. Environmental Remediation. Seller has agreed to remediate certain hazardous materials and contamination of the soil in the vicinity of Debonair Cleaners, as identified in the report dated February 7, 1997 prepared by GZA GeoEnvironmental, Inc. ("GZA"). Such remediation (the "Remediation") shall be done at Seller's expense in accordance with the proposal of GZA dated February 11, 1997, a copy of which is attached hereto. Within seven (7) days after completion of the remediation, Seller shall provide Purchaser with a letter from GZA indicating that no further remediation action is required. In the event that Seller determines, at any time, in its sole discretion, that the costs of the Remediation will exceed $50,000, Seller shall notify the Purchaser of such fact whereupon the Purchaser may elect within three (3) business days thereafter to either (i) terminate the Agreement in accordance with Section 8.1 (in which case Seller shall pay for the Phase II environmental assessment), or (ii) pay all costs of the Remediation in excess of $50,000 at the Closing. Purchaser's failure to notify Seller of its election hereunder shall be deemed an election to terminate the Agreement in accordance with Section 8.1.

5. The Closing Date. The Closing shall occur on any business day selected by Purchaser following the later of (i) the Mortgage Commitment Deadline or (ii) the date of Seller's notice to Purchaser of completion of the Remediation described in Paragraph 4 above, provided that the Closing shall not occur sooner than (a) 10 days after Purchaser notifies Seller of the Closing Date and (b) 30 days following the completion of the Remediation, whichever of (a) and (b) shall occur later.

Purchaser acknowledges to Seller that, except as expressly amended hereby, the Agreement is and shall remain in full force and effect in accordance with its terms, and that no default by either Seller or Purchaser has occurred hereunder.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment to Purchase and Sale Agreement as a sealed instrument as the date and year first written above.


                                    SELLER:

                                    PAINE WEBBER QUALIFIED PROPERTY
                                    FUND, LP, a Delaware limited partnership

                                    By:   First Qualified Properties, Inc.,
                                          its managing general partner

                                          By:  /s/ Peter F. Sullivan
                                               ---------------------
                                          Its:   Vice President

                                          Date of execution:  2/13/97

                                   PURCHASER:

                                    ORDA CORPORATION, a Texas corporation

                                    By:  /s/ David Salomon
                                         -----------------
                                    Name: David Salomon
                                    Its: President

                                    Date of execution: 2/17/97

                        ASSIGNMENT OF CONTRACT OF SALE


STATE OF TEXAS          }

                        }
COUNTY OF TARRANT       }



      THIS ASSIGNMENT OF CONTRACT OF SALE (the "Assignment") is made and entered into effective this 14th day of April 1997, by and between ORDA CORP., a Texas corporation ("Assignor") and HARWOOD VILLAGE REALTY, LTD., a Texas limited partnership ("Assignee").



                                 WITNESSETH:


      WHEREAS, Assignor, a purchaser, and PAINE WEBBER QUALIFIED PLAN PROPERTY FUND, LP, a Delaware limited partnership, as seller ("Seller"), entered into that certain Purchase and Sale Agreement dated to be effective December 23, 1996, as amended by that certain Amendment to Purchase and Sale Agreement dated February 13, 1997 (collectively, the "Contract'), whereby Assignor agreed to purchase, and Seller agreed to sell and convey to Assignor, certain real property and improvements located in Tarrant County, Texas, and begin more particularly described on Exhibit "A" attached hereto and incorporated herein for all purposes; and

      WHEREAS, Assignor desires to assign to Assignee all of its right, title and interest in and to the Contract and Assignee desires to accept such assignment.

      NOW, THEREFORE, for and in consideration of the foregoing premises, the sum of Ten Dollars ($10.00), the mutual convenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

      1. Assignor hereby assigns, transfers and conveys to Assignee all of its right, title and interest in and to the Contract [including, without limitation, all of Assignor's right, title and interest in and to the Earnest Money (herein so called) held pursuant to the Contract], and Assignee hereby accepts such assignment, and assumes all of Assignor's obligations under and pursuant to the Contract.

      2. Assignor authorizes and empowers Assignee, upon its performance of the terms and conditions contained in the Contract to be performed by the purchaser thereunder, to enforce performance of the terms and conditions of the Contract against the Seller and to demand and receive of the Seller the deed and all other items and documents covenanted to be given in the Contract to the purchaser thereunder in the same manner and with the same effect as Assignor might or would do had this Assignment not been made.

      3. Assignor hereby releases any and all claims to the Earnest Money held by Fidelity National Title Agency, Inc., Three Lincoln Center, 5430 LBJ Freeway, Suite 260, Dallas, Texas 75240 (the "Title Company") pursuant to the terms of the Contract. Assignee agrees to reimburse Assignor for the full amount of the Earnest Money.

      4. This Assignment contains the entire agreement between the parties hereto with respect to the subject matter hereof. This Assignment may be altered, amended, or terminated only by a written instrument executed by both parties hereto.

      5. This  Assignment  shall be binding upon and inure to the benefit of the
         parties  hereto  and  their  respective  successors,   assigns,  heirs,
         executors, administrators and legal representatives.

      6. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF the parties have executed this Assignment on the date and year first above written.


                                          ASSIGNOR:

                                          ORDA CORP.
                                          a Texas corporation

                                          By:  /s/ David Salomon
                                               -----------------
                                               President

                                          ASSIGNEE:

                                          HARWOOD VILLAGE REALTY, LTD.
                                          a Texas limited partnership

                                          By:  601 Harwood Inc.,
                                               a Delaware corporation,
                                               general partner

                                          By:   /s/ David Salomon
                                                -----------------
                                                President

                             SPECIAL WARRANTY DEED
                             (with Vendor's Lien)

THE STATE OF TEXAS      }
COUNTY OF TARRANT }     KNOW ALL MEN BY THESE PRESENTS:


That PAINE WEBBER QUALIFIED PROPERTY FUND, LP, a Delaware limited partnership, whose mailing address is 100 Federal Street, Boston, Massachusetts 02101, (the "Grantor") for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to the undersigned paid by the Grantee herein named, the receipt of which is hereby acknowledged, and in further consideration of the execution and delivery by the grantee herein named to Lehman Brothers Holdings, Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings, Inc. (the "Lender") of one (1) promissory note in the original principal amount of not more than $3,300,000.00, the promissory note being secured by a Mortgage and Security Agreement of even date therewith, have GRANTED, SOLD AND CONVEYED, and by these presents do GRANT, SELL AND CONVEY unto Harwood Village Realty, Ltd., a Texas limited partnership whose mailing address is 15400 Knoll Trail, Suite 350, Dallas, TX 75248, all of the following described real property in the City of Bedford, Tarrant County, Texas, to-wit:

      All that certain plot, piece of parcel of land, with the buildings and improvements thereon erected, described as follows:

      (See Exhibit A attached hereto)

      TOGETHER WITH all right, title and interest, if any, of Grantor in and to any land lying in the bed of any street, avenue or alley adjoining to said plot and parcel of land above described to the center line thereof.

      TOGETHER WITH the appurtenances and all the estates and rights of the Grantor in and to said premises.

      SUBJECT, HOWEVER, to all matters set forth of record (collectively "Permitted Encumbrances").

      TO HAVE AND TO HOLD the above described premises together with all and singular the rights and appurtenances thereto in anywise belonging, unto the said Grantee, its successors and assigns forever (subject to the permitted encumbrances) and Grantor does hereby bind itself, its heirs, executors and administrators to WARRANT AND FOREVER DEFEND all and singular the said premises unto the said Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through and under, Grantor, but not otherwise,

      Grantee hereby assumes the payment of all taxes for the current year and all subsequent years.

      Lender has  advanced  and paid to the Grantor in cash that  portion of the purchase price evidenced by the promissory note referred to above. In consideration of that payment, Grantor retains a first vendor's lien and superior title against and superior title to the property referred to above, and transfers them to the Lender without recourse.


                                    PAINE WEBBER QUALIFIED PROPERTY FUND, LP, a Delaware limited partnership

                                    By:   First Qualified Properties, Inc.,
                                          its managing general partner

                                          By:   /s/ Peter F. Sullivan
                                                ---------------------
                                                Name:  Peter F. Sullivan
                                                Its:  Vice President



                                ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS       )
                                    )     ss.
COUNTY OF SUFFOLK                   )

      BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Peter F. Sullivan, Vice President of First Qualified Properties, Inc., the managing general partner of Paine Webber Qualified Property Fund, LP, a Delaware limited partnership, whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said limited partnership, and that he executed the same as the free act of such limited partnership for the purposes and consideration therein expressed, and in the capacity therein stated.



                              GIVEN UNDER MY HAND AND SEAL OF OFFICE

                              this the 16 day of April A.D. 1997

                              /s/  Linda S. Blake
                              -------------------
                              Notary Public in and for Suffolk County,
                              Massachusetts

                              My Commission Expires:  8/10/2001

                                                           GF No. 1228-42-T-34

                              EXHIBIT "A"


BEING situated in the A. ALLEN SURVEY, ABSTRACT NO. 11, in the City of Bedford, Tarrant County, Texas, and described as being LOT 1 in BLOCK 1 of HARWOOD VILLAGE NORTH, an Addition to the City of Bedford, Texas, according to the Plat thereof recorded in Volume 388-134, Page 3 of the Plat Records of Tarrant County, Texas, and being the same property conveyed to Paine Webber Qualified Property Fund, LP, as recorded in Volume 7364, Page 2036 of the Deed Records of Tarrant County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2 inch iron rod found for the Northeast corner of said Lot 1 in Block 1 of Harwood Village North, said point being in the West line of Spring Valley Drive (50 foot right-of-way), said point also being the Southeast corner of Lot 12 in Block 2 of Spring Brook Estates, an Addition to the City of Bedford, Texas, according to the Plat thereof as recorded in Volume 388-196, Page 24 of the Deed Records of Tarrant County, Texas:

THENCE South 04 degrees 36 minutes 40 seconds East, along the West line of Spring Valley Drive, a distance of 277.86 feet to a 1/2 inch iron rod found for the Southeast corner of Lot 1 in Block 1 of Harwood Village North and being in the North right-of-way line of Harwood Drive (variable width right-of-way);

THENCE South 79 degrees 34 minutes 05 seconds West, along the North right-of-way line of Harwood Drive, a distance of 203.05 feet to a 1/2 inch iron rod found for corner, said point being the beginning of a curve to the left having a central angle of 5 degrees 01 minute 03 seconds and a radius of 2100.00 feet whose center bears South 10 degrees 25 minutes 55 seconds East and whose chord bears South 77 degrees 03 minutes 34 seconds West, at 183.84 feet;

THENCE Southwesterly along said curve to the left, an arc distance of 183.90 feet to a 1/2 inch iron rod found for corner;

THENCE South 74 degrees 32 minutes 59 seconds West, and continuing along the North line of Harwood Drive, a distance of 11.47 feet to a 1/2 inch iron rod found for corner;

THENCE North 0 degrees 07 minutes 01 second West, a distance of 104.19 feet to an "x" found in concrete for corner;

THENCE South 88 degrees 27 minutes 45 seconds West, a distance of 100.00 feet to an "x" found in concrete for corner;

THENCE South 02 degrees 24 minutes 14 seconds East, a distance of 127.83 feet to an 1/2 inch iron rod found for corner in the North line of Bedford Drive;

THENCE South 74 degrees 32 minutes 59 seconds West, a distance of 187.37 feet to an "x" found in concrete for corner;

THENCE North 29 degrees 30 minutes 12 seconds West, a distance of 49.26 feet to an "x" found in concrete for corner;

THENCE North, a distance of 82.10 feet to an "x" found in concrete for corner;

THENCE West, a distance of 88.63 feet to an "x" found in concrete for corner;

THENCE South, a distance of 22.10 feet to a 1/2 inch iron rod found for corner, said point being the Northeast corner of Lot 1 in Block 1 of Citco Addition, an Addition to the City of Bedford, Texas, according to the Plat thereof as recorded in the Plat Records of Tarrant County, Texas;

THENCE West, along the common line of Citco Addition and Lot 1 in Block 1 of Harwood Village North, a distance of 130.00 feet to a 1/2 inch iron rod found for the most Westerly Southwest corner of said Harwood Village North, said point being in the East right-of-way line of Brown Trail (80 foot right-of-way);

THENCE North along the East  right-of-way  line of Brown Trail for a distance of
333.95 feet to a 1/2 inch iron rod found at the Northwest corner of Lot 1 in Block 1 of Harwood Village North, said point also being the Southwest corner of Lot 1 of the aforesaid Spring Brook Estates Addition;

THENCE South 89 degrees 49 minutes 21 seconds East, along the common line of Harwood Village North and Spring Brook Estates for a distance of 885.89 feet to the PLACE OF BEGINNING and containing 6.8616 acres of land, more of less.

NOTE: THE COMPANY DOES NOT REPRESENT THAT THE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

TOGETHER with easements for parking, vehicular ingress and egress, utilities, pedestrian traffic, comfort and convenience, temporary construction activity and minor encroachments granted pursuant to Grand of Reciprocal Easements and Declaration of Covenants Running with the Land dated September 24, 1982, filed September 28, 1982 and recorded in Volume 7394, Page 2093, Deed Records of Tarrant County, Texas, as amended by First Amendment to Grant of Reciprocal Easements and Declaration of Covenants Running with the Land, filed July 17, 1984 and recorded in Volume 7892, Page 211, Deed Records, Tarrant County, Texas.

D197067715
FIDELITY NATL TITLE INS CO
5430 LBJ FRWY #260
DALLAS, TX  75240

 W A R N I N G - THIS IS PART OF THE OFFICIAL RECORD - D O N O T D E S T R O Y


             I N D E X E D -- T A R R A N T   C O U N T Y   T E X A S

               S U Z A N N E H E N D E R S O N -- COUNTY CLERK

                        O F F I C I A L   R E C E I P T


             TO: F I D E L I T Y   N A T I O N A L   T I T L E   A G E N C Y


RECEIPT NO        REGISTER          RECD-BY           PRINTED DATE      TIME
----------        --------          -------           ------------      ----
197168093         DR96              T000224           4/17/97           15:45


INSTRUMENT FEECD              INDEXED                 TIME
----------------              -------                 ----

1     D197067715  WD          970417                  15:45       CK 14845


T O T A L:  DOCUMENTS:  01          F E E S:  15.00




BY:  __________________


ANY PROVISION WHICH RESTRICTS THE SALE RENTAL OR USE OF THE DESCRIBED REAL PROPERTY BECAUSE OF COLOR OR RACE IS INVALID AND UNENFORCEABLE UNDER FEDERAL LAW.

                                 BILL OF SALE

      THIS INSTRUMENT made and executed as of the 16th day of April, 1997 by Paine Webber Qualified Plan Property Fund, LP, a Delaware limited partnership, ("Seller") for the benefit of Harwood Village Realty, Ltd., a Texas limited partnership, ("Buyer").

      WHEREAS, Seller and Buyer are parties to that Purchase and Sale Agreement (the "Agreement") relating to the shopping center in Bedford, Texas known as Harwood Village North Shopping Center, and more fully described on Exhibit "A" attached hereto (the "Property"); and

      WHEREAS, the Agreement requires the delivery by Seller to Buyer of a Bill of Sale conveying personal property owned by Seller located at, or relating to, the Property.

      NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed:

      1. Seller hereby bargains, sells, transfers, assigns and conveys to Buyer all of the tangible personal property owned by Seller located on, and relating to the Property (the "Personal Property"). The Personal Property is conveyed strictly "as is", "where is" and "with all faults", without warranties of any kind or nature whatsoever, express or implied. Without limiting the generality of the foregoing, no warranty of merchantability or fitness for a particular purpose is made with respect to any of the Personal Property.

      The provisions of this Bill of Sale shall inure to the benefit of and be binding upon the successors and assigns of Seller and Buyer.

      IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date first above written.

                                    PAINE WEBBER QUALIFIED
                                     PLAN PROPERTY FUND, LP

                                    By: First Qualified Properties, Inc.,
                                          its managing general partner

                                          By:  /s/Peter F. Sullivan
                                             --------------------
                                             Name: Peter F. Sullivan
                                             Title: Vice President

                                                           GF No. 1228-42-T-34

                              EXHIBIT "A"


BEING situated in the A. ALLEN SURVEY, ABSTRACT NO. 11, in the City of Bedford, Tarrant County, Texas, and described as being LOT 1 in BLOCK 1 of HARWOOD VILLAGE NORTH, an Addition to the City of Bedford, Texas, according to the Plat thereof recorded in Volume 388-134, Page 3 of the Plat Records of Tarrant County, Texas, and being the same property conveyed to Paine Webber Qualified Property Fund, LP, as recorded in Volume 7364, Page 2036 of the Deed Records of Tarrant County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2 inch iron rod found for the Northeast corner of said Lot 1 in Block 1 of Harwood Village North, said point being in the West line of Spring Valley Drive (50 foot right-of-way), said point also being the Southeast corner of Lot 12 in Block 2 of Spring Brook Estates, an Addition to the City of Bedford, Texas, according to the Plat thereof as recorded in Volume 388-196, Page 24 of the Deed Records of Tarrant County, Texas:

THENCE South 04 degrees 36 minutes 40 seconds East, along the West line of Spring Valley Drive, a distance of 277.86 feet to a 1/2 inch iron rod found for the Southeast corner of Lot 1 in Block 1 of Harwood Village North and being in the North right-of-way line of Harwood Drive (variable width right-of-way);

THENCE South 79 degrees 34 minutes 05 seconds West, along the North right-of-way line of Harwood Drive, a distance of 203.05 feet to a 1/2 inch iron rod found for corner, said point being the beginning of a curve to the left having a central angle of 5 degrees 01 minute 03 seconds and a radius of 2100.00 feet whose center bears South 10 degrees 25 minutes 55 seconds East and whose chord bears South 77 degrees 03 minutes 34 seconds West, at 183.84 feet;

THENCE Southwesterly along said curve to the left, an arc distance of 183.90 feet to a 1/2 inch iron rod found for corner;

THENCE South 74 degrees 32 minutes 59 seconds West, and continuing along the North line of Harwood Drive, a distance of 11.47 feet to a 1/2 inch iron rod found for corner;

THENCE North 0 degrees 07 minutes 01 second West, a distance of 104.19 feet to an "x" found in concrete for corner;

THENCE South 88 degrees 27 minutes 45 seconds West, a distance of 100.00 feet to an "x" found in concrete for corner;

THENCE South 02 degrees 24 minutes 14 seconds East, a distance of 127.83 feet to an 1/2 inch iron rod found for corner in the North line of Bedford Drive;

THENCE South 74 degrees 32 minutes 59 seconds West, a distance of 187.37 feet to an "x" found in concrete for corner;

THENCE North 29 degrees 30 minutes 12 seconds West, a distance of 49.26 feet to an "x" found in concrete for corner;

THENCE North, a distance of 82.10 feet to an "x" found in concrete for corner;

THENCE West, a distance of 88.63 feet to an "x" found in concrete for corner;

THENCE South, a distance of 22.10 feet to a 1/2 inch iron rod found for corner, said point being the Northeast corner of Lot 1 in Block 1 of Citco Addition, an Addition to the City of Bedford, Texas, according to the Plat thereof as recorded in the Plat Records of Tarrant County, Texas;

THENCE West, along the common line of Citco Addition and Lot 1 in Block 1 of Harwood Village North, a distance of 130.00 feet to a 1/2 inch iron rod found for the most Westerly Southwest corner of said Harwood Village North, said point being in the East right-of-way line of Brown Trail (80 foot right-of-way);

THENCE North along the East  right-of-way  line of Brown Trail for a distance of
333.95 feet to a 1/2 inch iron rod found at the Northwest corner of Lot 1 in Block 1 of Harwood Village North, said point also being the Southwest corner of Lot 1 of the aforesaid Spring Brook Estates Addition;

THENCE South 89 degrees 49 minutes 21 seconds East, along the common line of Harwood Village North and Spring Brook Estates for a distance of 885.89 feet to the PLACE OF BEGINNING and containing 6.8616 acres of land, more of less.

NOTE: THE COMPANY DOES NOT REPRESENT THAT THE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

TOGETHER with easements for parking, vehicular ingress and egress, utilities, pedestrian traffic, comfort and convenience, temporary construction activity and minor encroachments granted pursuant to Grand of Reciprocal Easements and Declaration of Covenants Running with the Land dated September 24, 1982, filed September 28, 1982 and recorded in Volume 7394, Page 2093, Deed Records of Tarrant County, Texas, as amended by First Amendment to Grant of Reciprocal Easements and Declaration of Covenants Running with the Land, filed July 17, 1984 and recorded in Volume 7892, Page 211, Deed Records, Tarrant County, Texas.

                  ASSIGNMENT OF LEASES AND SECURITY DEPOSITS

      Paine Webber Qualified Plan Property Fund, LP, a Delaware limited partnership ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to Harwood Village Realty, Ltd., a Texas limited partnership, ("Assignee"), all interest as Lessor in and to all leases in effect at the real property described on Exhibit A attached hereto, commonly known as Harwood Village North Shopping Center, Bedford, Texas ("Existing Leases").

      Assignee hereby accepts the foregoing Assignment and agrees to assume fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases hereby assigned, which arise on or after the effective date hereof, including the return of security deposits (actually received from Assignor), and does hereby agree to defend, indemnify and hold harmless Assignor from any and all claims or losses incurred by Assignor by reason of the failure of Assignee from and after the effective date hereof to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Existing Leases assigned hereunder, including the return of security deposits (actually received from Assignor), which arise on or after the date hereof, including losses relating to reasonable attorney's fees and expenses incurred to resolve such claims or losses. Assignor shall remain liable for performing and discharging all obligations and liabilities relating to Existing Leases for which it was responsible and which arose prior to the date hereof, with the exception of obligations or liabilities related to the payment of money for which a proration credit has been given to Assignee (in which instance such payment obligation shall be Assignee's and is hereby assumed by Assignee) and Assignor shall defend, indemnify and hold harmless Assignee and its Lender from any and all claims or losses arising on or before the effective date hereof being related to its obligations under the Existing Leases, including losses relating to reasonable attorney's fees and expenses incurred to resolve such claims or losses.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the 17 th day of April, 1997, which Assignment is effective on that date.

                                    ASSIGNOR:

                                  PAINE WEBBER QUALIFIED PLAN PROPERTY FUND, LP

                                    By:   First Qualified Properties, Inc.,
                                          its managing general partner

                                          By:   /s/ Peter F. Sullivan
                                                ----------------------
                                                Name:  Peter F. Sullivan
                                                Title: Vice President

                                ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS )
                              )     SS
COUNTY OF SUFFOLK             )

      Before me, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Peter F. Sullivan, Vice President of First Qualified Properties, Inc., the managing general partner of Paine Webber Qualified Plan Property Fund, LP, whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said limited partnership, and that he executed the same as the free act of such limited partnership for the purposes and consideration therein expressed, and in the capacity therein stated.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this 16th day of April, 1997.

                               /s/ Linda S. Blake
                               ------------------
                                   Notary Public
                                   My Commission Expires: 8/10/2001

                                    ASSIGNEE:

                                    HARWOOD VILLAGE REALTY, LTD.,
                                    a Texas limited partnership


                                  By: 601 Harwood, Inc., a Delaware corporation


                                    By: /s/ David Salomon
                                        -----------------
                                    Name: David Salomon
                                    Its:  President


                                ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF DALLAS

      Before me, the undersigned, a Notary Public in and for said County and State, on this day personally appeared David Salomon, President of 601 Harwood, Inc., a Delaware corporation, general partner of Harwood Village Realty, Ltd., a Texas limited partnership whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said limited partnership and that he executed the same as the free act of such limited partnership for the purposes and consideration therein expressed, and in the capacity therein stated.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this 17th day of April, 1997.

                              /s/ Margaret Vogeler
                              --------------------
                                  Margaret Vogeler
                                  Notary Public
                                  My Commission Expires: 11/24/97

                                                           GF No. 1228-42-T-34

                              EXHIBIT "A"


BEING situated in the A. ALLEN SURVEY, ABSTRACT NO. 11, in the City of Bedford, Tarrant County, Texas, and described as being LOT 1 in BLOCK 1 of HARWOOD VILLAGE NORTH, an Addition to the City of Bedford, Texas, according to the Plat thereof recorded in Volume 388-134, Page 3 of the Plat Records of Tarrant County, Texas, and being the same property conveyed to Paine Webber Qualified Property Fund, LP, as recorded in Volume 7364, Page 2036 of the Deed Records of Tarrant County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2 inch iron rod found for the Northeast corner of said Lot 1 in Block 1 of Harwood Village North, said point being in the West line of Spring Valley Drive (50 foot right-of-way), said point also being the Southeast corner of Lot 12 in Block 2 of Spring Brook Estates, an Addition to the City of Bedford, Texas, according to the Plat thereof as recorded in Volume 388-196, Page 24 of the Deed Records of Tarrant County, Texas:

THENCE South 04 degrees 36 minutes 40 seconds East, along the West line of Spring Valley Drive, a distance of 277.86 feet to a 1/2 inch iron rod found for the Southeast corner of Lot 1 in Block 1 of Harwood Village North and being in the North right-of-way line of Harwood Drive (variable width right-of-way);

THENCE South 79 degrees 34 minutes 05 seconds West, along the North right-of-way line of Harwood Drive, a distance of 203.05 feet to a 1/2 inch iron rod found for corner, said point being the beginning of a curve to the left having a central angle of 5 degrees 01 minute 03 seconds and a radius of 2100.00 feet whose center bears South 10 degrees 25 minutes 55 seconds East and whose chord bears South 77 degrees 03 minutes 34 seconds West, at 183.84 feet;

THENCE Southwesterly along said curve to the left, an arc distance of 183.90 feet to a 1/2 inch iron rod found for corner;

THENCE South 74 degrees 32 minutes 59 seconds West, and continuing along the North line of Harwood Drive, a distance of 11.47 feet to a 1/2 inch iron rod found for corner;

THENCE North 0 degrees 07 minutes 01 second West, a distance of 104.19 feet to an "x" found in concrete for corner;

THENCE South 88 degrees 27 minutes 45 seconds West, a distance of 100.00 feet to an "x" found in concrete for corner;

THENCE South 02 degrees 24 minutes 14 seconds East, a distance of 127.83 feet to an 1/2 inch iron rod found for corner in the North line of Bedford Drive;

THENCE South 74 degrees 32 minutes 59 seconds West, a distance of 187.37 feet to an "x" found in concrete for corner;

THENCE North 29 degrees 30 minutes 12 seconds West, a distance of 49.26 feet to an "x" found in concrete for corner;

THENCE North, a distance of 82.10 feet to an "x" found in concrete for corner;

THENCE West, a distance of 88.63 feet to an "x" found in concrete for corner;

THENCE South, a distance of 22.10 feet to a 1/2 inch iron rod found for corner, said point being the Northeast corner of Lot 1 in Block 1 of Citco Addition, an Addition to the City of Bedford, Texas, according to the Plat thereof as recorded in the Plat Records of Tarrant County, Texas;

THENCE West, along the common line of Citco Addition and Lot 1 in Block 1 of Harwood Village North, a distance of 130.00 feet to a 1/2 inch iron rod found for the most Westerly Southwest corner of said Harwood Village North, said point being in the East right-of-way line of Brown Trail (80 foot right-of-way);

THENCE North along the East  right-of-way  line of Brown Trail for a distance of
333.95 feet to a 1/2 inch iron rod found at the Northwest corner of Lot 1 in Block 1 of Harwood Village North, said point also being the Southwest corner of Lot 1 of the aforesaid Spring Brook Estates Addition;

THENCE South 89 degrees 49 minutes 21 seconds East, along the common line of Harwood Village North and Spring Brook Estates for a distance of 885.89 feet to the PLACE OF BEGINNING and containing 6.8616 acres of land, more of less.

NOTE: THE COMPANY DOES NOT REPRESENT THAT THE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

TOGETHER with easements for parking, vehicular ingress and egress, utilities, pedestrian traffic, comfort and convenience, temporary construction activity and minor encroachments granted pursuant to Grand of Reciprocal Easements and Declaration of Covenants Running with the Land dated September 24, 1982, filed September 28, 1982 and recorded in Volume 7394, Page 2093, Deed Records of Tarrant County, Texas, as amended by First Amendment to Grant of Reciprocal Easements and Declaration of Covenants Running with the Land, filed July 17, 1984 and recorded in Volume 7892, Page 211, Deed Records, Tarrant County, Texas.

               ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY
                               AND OTHER RIGHTS

      FOR VALUE  RECEIVED,  Paine  Webber  Qualified  Plan  Property  Fund LP, a
Delaware limited partnership ("Assignor") hereby conveys, assigns, transfers, and sets over unto Harwood Village Realty, Ltd., a Texas limited partnership ("Assignee"), all of its right, title and interest, in and to any and all intangible property used in conjunction with the real estate described on Exhibit A attached hereto and made a part hereof, and the buildings and improvements located thereon ("Property"), including without limitation, the right to use the name "Harwood Village North Shopping Center," all plans and specifications in the possession of, or available without cost to, Assignor which were prepared in connection with any of the Property, all hereditaments, privileges, tenements and appurtenances belong to the Property, all of its right, title and interest, if any, in and to all open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in, on, across in front of, contiguous to, abutting or adjoining the Property, all licenses, permits, warranties, contracts and commitments now in effect with respect to the Property, all equipment leases, if any, and all rights of Assignor thereunder relating to equipment located on the Property, but excluding cash on hand and in bank and escrow accounts, and further excluding any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying the Property.

      Assignee does hereby accept the foregoing Assignment subject to the terms and conditions herein contained, and does hereby assume as of the date hereof and become responsible for and agree to perform, discharge, fulfill and observe all obligations, covenants, conditions and provisions accruing or arising or required from and after the date hereof with respect to the above-described property, and does hereby agree to defend, indemnify and hold harmless Assignor from any and all claims or losses relating to the failure of Assignee to fulfill, perform, discharge and observe all of the various obligations, covenants, conditions and provisions with respect to the Property which arise from and after the effective date hereof, including reasonable attorney's fees and expenses and other reasonable expenses incurred to resolve such claims or losses. Assignor shall remain liable for performing, discharging, fulfilling and observing all obligations, covenants, conditions and provisions accruing or arising or required prior to the date hereof with respect to the above-described property, and does hereby agree to defend, indemnify and hold harmless Assignee and its Lender from any and all claims or losses relating to the failure of Assignor to fulfill, perform, discharge and observe all of the various obligations, covenants, conditions, provisions, with respect to the Property which arise prior to the date hereof, including reasonable attorneys' fees and expenses incurred to resolve such claims or losses.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement and Assumption of Intangible Property and other rights as of the 17th day of April, 1997, which instrument is effective on that date.

                                  ASSIGNOR:

                                  PAINE WEBBER QUALIFIED PLAN PROPERTY FUND, LP

                                    By:   First Qualified Properties, Inc.,
                                          its managing general partner

                                    By:   /s/ Peter F. Sullivan
                                         -----------------------
                                          Name: Peter F. Sullivan
                                          Title:  Vice President

                                    ASSIGNEE:

                                    HARWOOD VILLAGE REALTY, LTD.,
                                    a Texas limited partnership

                                    By: 601 Harwood, Inc., a Delaware
                                        corporation, its general partner

                                    By:  /s/ David Salomon
                                       -----------------
                                       Name: David Salomon
                                       Title:   President

                                   EXHIBIT A

                                                           GF No. 1228-42-T-34


BEING situated in the A. ALLEN SURVEY, ABSTRACT NO. 11, in the City of Bedford, Tarrant County, Texas, and described as being LOT 1 in BLOCK 1 of HARWOOD VILLAGE NORTH, an Addition to the City of Bedford, Texas, according to the Plat thereof recorded in Volume 388-134, Page 3 of the Plat Records of Tarrant County, Texas, and being the same property conveyed to Paine Webber Qualified Property Fund, LP, as recorded in Volume 7364, Page 2036 of the Deed Records of Tarrant County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2 inch iron rod found for the Northeast corner of said Lot 1 in Block 1 of Harwood Village North, said point being in the West line of Spring Valley Drive (50 foot right-of-way), said point also being the Southeast corner of Lot 12 in Block 2 of Spring Brook Estates, an Addition to the City of Bedford, Texas, according to the Plat thereof as recorded in Volume 388-196, Page 24 of the Deed Records of Tarrant County, Texas:

THENCE South 04 degrees 36 minutes 40 seconds East, along the West line of Spring Valley Drive, a distance of 277.86 feet to a 1/2 inch iron rod found for the Southeast corner of Lot 1 in Block 1 of Harwood Village North and being in the North right-of-way line of Harwood Drive (variable width right-of-way);

THENCE South 79 degrees 34 minutes 05 seconds West, along the North right-of-way line of Harwood Drive, a distance of 203.05 feet to a 1/2 inch iron rod found for corner, said point being the beginning of a curve to the left having a central angle of 5 degrees 01 minute 03 seconds and a radius of 2100.00 feet whose center bears South 10 degrees 25 minutes 55 seconds East and whose chord bears South 77 degrees 03 minutes 34 seconds West, at 183.84 feet;

THENCE Southwesterly along said curve to the left, an arc distance of 183.90 feet to a 1/2 inch iron rod found for corner;

THENCE South 74 degrees 32 minutes 59 seconds West, and continuing along the North line of Harwood Drive, a distance of 11.47 feet to a 1/2 inch iron rod found for corner;

THENCE North 0 degrees 07 minutes 01 second West, a distance of 104.19 feet to an "x" found in concrete for corner;

THENCE South 88 degrees 27 minutes 45 seconds West, a distance of 100.00 feet to an "x" found in concrete for corner;

THENCE South 02 degrees 24 minutes 14 seconds East, a distance of 127.83 feet to an 1/2 inch iron rod found for corner in the North line of Bedford Drive;

THENCE South 74 degrees 32 minutes 59 seconds West, a distance of 187.37 feet to an "x" found in concrete for corner;

THENCE North 29 degrees 30 minutes 12 seconds West, a distance of 49.26 feet to an "x" found in concrete for corner;

THENCE North, a distance of 82.10 feet to an "x" found in concrete for corner;

THENCE West, a distance of 88.63 feet to an "x" found in concrete for corner;

THENCE South, a distance of 22.10 feet to a 1/2 inch iron rod found for corner, said point being the Northeast corner of Lot 1 in Block 1 of Citco Addition, an Addition to the City of Bedford, Texas, according to the Plat thereof as recorded in the Plat Records of Tarrant County, Texas;

THENCE West, along the common line of Citco Addition and Lot 1 in Block 1 of Harwood Village North, a distance of 130.00 feet to a 1/2 inch iron rod found for the most Westerly Southwest corner of said Harwood Village North, said point being in the East right-of-way line of Brown Trail (80 foot right-of-way);

THENCE North along the East  right-of-way  line of Brown Trail for a distance of
333.95 feet to a 1/2 inch iron rod found at the Northwest corner of Lot 1 in Block 1 of Harwood Village North, said point also being the Southwest corner of Lot 1 of the aforesaid Spring Brook Estates Addition;

THENCE South 89 degrees 49 minutes 21 seconds East, along the common line of Harwood Village North and Spring Brook Estates for a distance of 885.89 feet to the PLACE OF BEGINNING and containing 6.8616 acres of land, more of less.

NOTE: THE COMPANY DOES NOT REPRESENT THAT THE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

TOGETHER with easements for parking, vehicular ingress and egress, utilities, pedestrian traffic, comfort and convenience, temporary construction activity and minor encroachments granted pursuant to Grand of Reciprocal Easements and Declaration of Covenants Running with the Land dated September 24, 1982, filed September 28, 1982 and recorded in Volume 7394, Page 2093, Deed Records of Tarrant County, Texas, as amended by First Amendment to Grant of Reciprocal Easements and Declaration of Covenants Running with the Land, filed July 17, 1984 and recorded in Volume 7892, Page 211, Deed Records, Tarrant County, Texas.

                              CLOSING STATEMENT


                 PAINE WEBBER QUALIFIED PLAN PROPERTY FUND, LP
                                    sale to
                         HARWOOD VILLAGE REALTY, LTD.

                    Harwood Village North Shopping Center

                                Bedford, Texas
                                April 17, 1997

Funds Due to Seller

Purchase Price
                                                                $4,245,000.00

Deductions
      Deposit (held by Title Company)    $100,000.00
      Rent (see Schedule 1)               $26,899.04
      Security Deposits (see Schedule 2)  $18,450.50
      Real Estate Taxes (see Schedule 4)  $33,276.48
      Total Deductions                   $178,626.02             ($178,626.02)

Additions
      Service Contracts (see Schedule 3)     $683.47
      Phase II (GZA GeoEnvironmental)      $7,067.67
      Remediation Costs (see Schedule 8)   $5,000.00
      Accounts Receivable                 $17,500.00
      Total Additions                     $30,251.14               $30,251.14

Gross Funds Due To Seller                                       $4,096,625.12

Seller's Disbursements
      Brokers' Commission (see Schedule 5)$84,900.00
      Closing Fees (see Schedule 6)       $24,955.96
      Total Seller's Disbursements       $109,855.96             ($109,855.96)

Net Funds Due To Seller (less Deposit)                          $3,986,769.16
      Plus deposit held by Fidelity Title                          100,000.00

Funds Due Seller At Closing                                     $4,086,769.16

Funds Due From Buyer

Purchase Price                                                  $4,245,000.00
Deductions
      Deposit (held by Title Company)    $100,000.00
      Rent (see Schedule 1)               $26,899.04
      Security Deposits (see Schedule 2)  $18,450.50
      Real Estate Taxes (see Schedule 4)  $33,276.48
      Total Deductions                   $178,626.02             ($178,626.02)

Additions
      Service Contracts (see Schedule 3)     $683.47
      Accounts Receivable                 $17,500.00
      Remediation Costs  (see Schedule 8)  $5,000.00
      Total Additions                     $23,183.47               $23,183.47

Net Funds Due From Buyer                                        $4,089,557.45

Buyer's Disbursements
      Closing Fees (see Schedule 6)        $7,067.67
      Total Buyer's Disbursements          $7,067.67                $7,067.67

Gross Funds Due From Buyer                                      $4,096,625.12

The undersigned hereby authorize Fidelity National Title Agency Inc. to make the Disbursements as set forth in Schedules 5 and 6 from the closing proceeds. Net Funds Due to Seller shall be wired to Seller in accordance with the wiring instructions set forth on Exhibit A. The Deposit held by Fidelity National shall be added to the Net Funds Due to Seller and wired in accordance with Exhibit A.

SELLER:                                   BUYER:

PAINE WEBBER QUALIFIED                    HARWOOD VILLAGE REALTY, LTD.
PLAN PROPERTY FUND, LP

By:  First Qualified Properties, Inc.     By: 601 Harwood, Inc.

By:  /s/ Peter F. Sullivan                  By:  /s/ David Salomon
   ---------------------                     -----------------
Name:  Peter F. Sullivan                  Name:  David Salomon
Title: Vice President                     Title: President